As filed with the Securities and Exchange Commission on September 17, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PLC SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory, Canada	04-3153858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Forge Park, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Incentive Plan

(Full Title of the Plan)

Mark R. Tauscher

PLC Systems Inc.

10 Forge Park

Franklin, MA 02038

(Name and Address of Agent For Service)

(508) 541-8800

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value per share	2,000,000 shares	$0.135	(2)	$270,000	(2)	$10.62

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the American Stock Exchange on September 15, 2008.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-127770) of the Registrant relating to the 2005 Stock Incentive Plan.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, Commonwealth of Massachusetts, on this 17th day of September, 2008.

PLC SYSTEMS INC.

By:	/s/ Mark R. Tauscher
Mark R. Tauscher
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PLC Systems Inc., hereby severally constitute and appoint Mark R. Tauscher and James G. Thomasch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PLC Systems Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Tauscher	President, Chief Executive Officer and Director	September 17, 2008
Mark R. Tauscher	(principal executive officer)

/s/ James G. Thomasch	Senior Vice President of Finance and Administration,	September 17, 2008
James G. Thomasch	Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Edward H. Pendergast	Chairman of the Board	September 17, 2008
Edward H. Pendergast

/s/ Kevin J. Dunn	Director	September 17, 2008
Kevin J. Dunn

/s/ Benjamin L. Holmes	Director	September 17, 2008
Benjamin L. Holmes

/s/ Alan H. Magazine	Director	September 17, 2008
Alan H. Magazine

/s/ Brent Norton, M.D.	Director	September 17, 2008
Brent Norton, M.D.

/s/ Robert I. Rudko, Ph.D.	Chief Scientific Officer and Director	September 17, 2008
Robert I. Rudko, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Continuance, pursuant to the Yukon Business Corporations Act, as amended. (Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004)
4.2

By-Law No. 1, a By-Law relating generally to the transaction of the business and affairs of the Registrant (Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999)

5	Opinion of Macdonald & Company
23.1	Consent of Macdonald & Company (included in Exhibit 5)
23.2	Consent of Vitale, Caturano & Company, Ltd.
24.1	Powers of Attorney (included on signature page of this registration statement)